Exhibit 23.7

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our reports dated January 30, 1996 and October 16, 1996 relating to the financial statements of December 31, 1995 and 1994 and June 30, 1996 and 1995, respectively, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

     /s/ KERBER, ECK & BRAECKEL LLP
     St. Louis, Missouri
     January 23, 1997